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                                                                    Exhibit 16.1



Francis J. O'Brien
Chief Financial Officer
ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673

June 18, 2002

Dear Mr. O'Brien:

We have read Item 4 included in the Form 8-K dated June 18, 2002 of ICU Medical, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

With kind regards,

/s/Arthur Andersen LLP
----------------------
Arthur Andersen LLP